UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2009

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12010 Sunset Hills Road
Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors

On August 3, 2009, at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of TerreStar Corporation (the “Company”), the stockholders re-elected all seven persons nominated by the Board of Directors (the “Board”) to serve as Directors of the Company for the ensuing year and until the next annual meeting of stockholders or until their successors are elected and qualified.

The seven nominees elected at the Annual Meeting were William Freeman, David Andonian, Eugene Davis, Jacques Leduc, David Meltzer, Dean Olmstead, and David Rayner.  Biographical information as to the above named persons was included in the Definitive Schedule 14A filed by the Company on June 19, 2009.

In addition, Jeffrey W. Epstein was nominated as a Director of the Company from the floor at the  Annual Meeting and was elected as a Director of the Company to serve until the next annual meeting of stockholders or until his successor is elected and qualified.  The election of Mr. Epstein to the Board filled a vacancy on the Board and, following his election, the size of the Board was eight members with no vacancies.

Since April 2008, Mr. Epstein has served as the President and principal executive officer of the Company.  He served as the Senior Vice President, General Counsel and Secretary from September 2006 to December 2008.  Mr. Epstein has served in various capacities with TerreStar Networks Inc., including General Counsel and Secretary from October 2006 to December 2008 and Associate General Counsel and Secretary from July 2006 to December 2006.  From October 2003 to July 2006, Mr. Epstein served as Director, Assistant General Counsel, Transactions, for Capital One Financial Corporation.  Previously, Mr. Epstein was an associate at the law firm Piper Rudnick LLP.  He earned a B.A. in Business Administration from the University of Florida, a J.D. from St. Thomas University School of Law and a L.L.M in Securities and Financial Regulation from Georgetown University Law Center.

Mr. Epstein is party to an employment agreement with the Company in connection with his service as an executive officer of the Company.  Other than this employment agreement, neither Mr. Epstein nor any member of his immediate family is a party, either directly or indirectly, to any transaction that the Company is aware of that is required to be reported pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.  Mr. Epstein has not been and is not expected to be appointed to any committees of the Board as of the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

By:	/s/ Douglas Brandon
Douglas Brandon
General Counsel & Secretary

Date:  August 5, 2009